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Memorandum of Understanding

Foundation of a Strategic Partnership and Exclusive Relationship

CONFIDENTIAL, November 5, 2019

For Internal Consumption by Authorized Partners Only

CLEANSPARK

Memorandum of Understanding

Contents

Overview	3
Background	3
Intellectual Property	6
Publicity	6
Costs	6
Confidentiality	6
Term of Agreement	6
Termination	6
Signatures	6
Appendix 1: ILAL Exclusivity Arrangement	8
Appendix 2: Products and Services	9
Appendix 3: CleanSpark Microgrid Value Stream Optimizer (mVSO) Details	10
Appendix 4: CleanSpark mPulse DER Energy Manager Details	11
Appendix 5: CleanSpark Critical Power Equipment	12
Appendix 6: Standard Price list	13

Intended for Internal Consumption by Authorized Partners Only Confidential	Page 2

CERTAIN INFORMATION, IDENTIFIED BY [*****], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL, AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

Overview

This Memorandum of Understanding (“MoU”) has been created to facilitate the building of a foundation for a strategic partnership between International Land Alliance, Inc. (“ILAL”) and CleanSpark, Inc. (“CleanSpark”) for the rapid and widespread deployment of energy solutions which support ILAL’s real-estate and land developments through the use of CleanSpark’s expertise, feasibility tools (“Micrgrid Value Stream Optimizer, mVSO”), Distributed Energy Resource (DER) controller (“mPulse DER Energy Manager”) and other products as defined through the document and its appendices.

This agreement is binding and is intended to be a framework from which to further the relationship and create future agreements and contracts. Elements contemplated include mutual sales support, lead generation sharing, and project execution facilitated by both parties.

We anticipate that the roles, responsibilities, and terms of engagement will be refined over the course of 6-12 months through executing on near-term project opportunities. It is expected that when roles and responsibilities are understood in greater detail this MoU will be replaced with a Partnership Agreement.

Core Priorities:

•	Alignment of CleanSpark, ILAL, and ILAL local partners so all parties understand relative roles, responsibilities, and scopes of work
•	Mutual support of sales and technical solutions
•	Focused and collaborative attention to increasing mutual sales velocity

Background

ILAL and CleanSpark are each hereinafter referred to individually as a Party ('Party'') or collectively as the Parties ("Parties").

WHEREAS, ILAL has exclusive rights and ownership of certain properties in the US and Mexico that either require or could benefit from CleanSpark’s “Products and Services” as set forth on Appendix 2 herein;

WHEREAS, CleanSpark Inc’s versatile Products and Services have the potential to reduce energy costs, provide better power quality, reliability, and resilience;

WHEREAS ILAL’s can benefit from CleanSpark’s Products and Services for its direct use, and also through offers to its customers and partners;

WHEREAS ILAL’s recognizes value in CleanSpark’s Microgrid Value Stream Optimizer (“mVSO”) for the purposes of communicating the value of energy storage or multi-DER microgrid deployments to their customers;

WHEREAS ILAL’s recognizes value in CleanSpark’s mPulse DER Energy Manager (“DER Energy Manager”) for the purposes of controlling the energy storage or multi-DER microgrid deployment to match the outcomes set forth via mVSO;

WHEREAS ILAL expects the following pipeline of property sales and acquisitions to be developed within the next five years:

•	2020: $17.5M
•	2021: $26.0M
•	2022: $31.4M
•	2023: $32.3M

Intended for Internal Consumption by Authorized Partners Only Confidential	Page 3

CERTAIN INFORMATION, IDENTIFIED BY [*****], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL, AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

AND

WHEREAS CleanSpark’s technology is focused on optimization and integration of renewable power assets within applications ranging from grid-connected commercial buildings, to islanding smart microgrids, to utility-scale solar and wind for peak support/reliability, and enable multiple benefits such as demand cost reduction, shifting peak generation to match peak load, and operation regardless of grid failure;

WHEREAS, CleanSpark’s Microgrid Value Stream Optimizer (“mVSO”) has been designed to identify optimal configuration of a customer’s energy system using interval data analysis within the customer’s actual rate structure to size distributed generation resources, energy storage, and backup systems based on cost/payback and functional need requirements such as islanding of critical loads;

WHEREAS, CleanSpark’s mVSO enables users to interact with its outputs in a way that helps customers understand differing benefits of alternative system configurations;

WHEREAS, CleanSpark’s mVSO outputs will be available to be interacted with directly by ILAL via web portal, as desired;

WHEREAS, CleanSpark’s mPulse DER Energy Manager is a multi-DER and microgrid control platform which integrates all forms of energy generation with energy storage devices to provide low-cost, sustainable, and reliable power in real time free of cyber threats;

WHEREAS, CleanSpark’s mPulse DER Energy Manager is designed to deliver the real-world operational outcomes in the field set forth by its mVSO tool during feasibility;

WHEREAS, CleanSpark has a successful track record designing, deploying, and operating multi-DER projects demonstrating its controller capabilities and the team’s ability to support partners across the project lifecycle;

WHEREAS, CleanSpark maintains an experienced staff of licensed professional electrical engineers, U.S. licensed electrical installation professionals, hardware and software professionals supporting the CleanSpark designs and partners in the field;

WHEREAS, CleanSpark has capital available to support the development of energy projects as may be strategically beneficial; and

WHEREAS, ILAL has a strategic need for capital to support energy development for its projects and properties.

THUS,

In recognition of the skill sets, products, and services offered by ILAL and CleanSpark, respectively, and the execution support required to service ILAL’s upcoming pipeline growth and demand, ILAL and CleanSpark wish to establish a relationship through this binding MoU which:

Intended for Internal Consumption by Authorized Partners Only Confidential	Page 4

CERTAIN INFORMATION, IDENTIFIED BY [*****], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL, AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

THE PARTIES SHALL endeavor to work in good faith and pursue the following priorities in the near term to confirm thoughts that the above statements are in order:

•	Next 12 month Joint Priorities
o	Current Opportunities
▪	CleanSpark will perform a feasibility study of ILAL’s Emerald Grove Estates property to outline the details and scope of developing a microgrid energy solution for its property. Specifically, CleanSpark will determine the feasibility of a power system that will be economically optimized for both the support of the event facility and a potential controlled agricultural growing facility, which ILAL intends to lease to a third party. The cost and scope of said feasibility study are to be outlined under a separate contract.; and
▪	CleanSpark will perform a feasibility study of ILAL’s residential properties located in Oasis Park to outline the details and scope of developing a microgrid energy solution to support its properties. The cost and scope of said feasibility study are outlined under a separate contract.; and
▪	CleanSpark will perform a feasibility study of ILAL’s properties located in Valle Divino Ensenada, Baja, Mexico to outline the details and scope of developing microgrid energy solutions to support its properties. The cost and scope of said feasibility study are outlined under a separate contract.; and
▪	CleanSpark will perform a feasibility study of ILAL’s Villas Del Enologo at Rancho Tecate properties to outline the details and scope of developing microgrid energy solutions to support its properties. The cost and scope of said feasibility study are outlined under a separate contract.; and
▪	CleanSpark will perform a feasibility study of ILAL’s Coata Bajamar Oasis properties to outline the details and scope of developing microgrid energy solutions to support its properties. The cost and scope of said feasibility study are outlined under a separate contract.; and
▪	CleanSpark will make a strategic investment in ILAL to support the development and construction of two Villa’s and two energy projects to support the power needs of the Villa’s. The strategic investment will also support the feasibility studies identified above along with ILAL’s operational needs.
o	New Pipeline Development
▪	CleanSpark will assist ILAL in the development of energy solutions for its properties and customers of ILAL who require energy solutions.
▪	ILAL will sell CleanSpark products as part of their power solution for its offering of off-grid property’s.
▪	ILAL will share development progress with CleanSpark in written communication at least once per month, or more frequently upon request from CleanSpark.
▪	ILAL will include CleanSpark’s mPulse DER Energy Manager within the off-grid energy project bids;

Intended for Internal Consumption by Authorized Partners Only Confidential	Page 5

CERTAIN INFORMATION, IDENTIFIED BY [*****], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL, AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

o	Project Deployment
▪	CleanSpark will provide on-site testing and commissioning team members for a number of the first deployments until ILAL and/or its installation partners feel comfortable installing and commissioning CleanSpark hardware themselves;
▪	The expense of the on-site testing and commissioning will be included in CleanSpark’s proposal and borne by the project;
▪	CleanSpark will train and provide documentation to the local installation teams in order to expedite training;
▪	For projects where other CleanSpark affiliate company products and services can add value for ILAL, ILAL will consider working with CleanSpark;
o	Project Operation(s)
▪	CleanSpark will provide ongoing software and support to ILAL’s operations via mutually agreed pricing that will be included in each project’s Operations and Maintenance budget;.
•	The Parties will evaluate the effectiveness of the MoU annually and as mutually agreed make amendments to the document or execute supporting agreements as may be necessary.

Intellectual Property

It is understood that regardless of contracting structure, all Intellectual Property developed during the execution of each contract will belong to the respective Party that developed said Intellectual Property.

The definition of Intellectual Property shall include any invention, improvement, process, product, design, original work of authorship, formula, composition of matter, computer software program, Internet product or service, process, protocol, methodology, database, mask work, trade secret, product improvement, product idea, new product, discovery, method, software, uniform resource locator or proposed uniform resource locator (URL), domain name or proposed domain name, trade name, trademark, service mark, copyright, slogan, design, artwork or idea, including any and all patents, patent applications, or other rights connected thereto.

Should the Parties wish to develop Joint Intellectual Property at any point in time, such Joint IP and associated rights and obligations shall be addressed in separate future agreements.

Publicity

All press-releases and public postings, associated with the relationship that use the name of the other party shall be mutually approved by all Parties prior to release, with the exception of public filing as each Company may be required to make by the Securities and Exchange Commission. In the case of regulatory filings, both parties will in good faith endeavour to obtain approvals from the other party but may proceed with a filing if approval is not timely provided.

Costs

Each Party shall bear their own internal costs for each project opportunity development unless agreed otherwise. If there is a budget in a project to recoup these development costs the parties will share the budget on a pro-rata basis

Intended for Internal Consumption by Authorized Partners Only Confidential	Page 6

CERTAIN INFORMATION, IDENTIFIED BY [*****], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL, AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

Confidentiality

Confidentiality related to this MoU shall be governed by the Non-Disclosure Agreement executed between the Parties, and which is hereby incorporated in full by reference.

Term of Agreement

The MoU shall be binding for a period of 120 months from the date of execution or until cancelled by mutual consent.

Termination

The MoU may be cancelled only by mutual written consent or as a result of gross negligence.

Signatures

Signature /s/ Jason Sunstein	Signature /s/ Zachary Bradford
Title: CFO	Title CEO
Company: International Land Alliance Inc.	Company: CleanSpark Inc.
Date: November 5, 2019	Date: November 5, 2019

Intended for Internal Consumption by Authorized Partners Only Confidential	Page 7

CERTAIN INFORMATION, IDENTIFIED BY [*****], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL, AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

Appendix 1: ILAL Exclusivity Arrangement

Terms of Exclusivity.

During the term of this Agreement, CleanSpark will be the sole and exclusive worldwide provider of the Products and Services identified in Appendix 2 to ILAL and its subsidiaries. CleanSpark agrees that it will use all commercially reasonable efforts to provide these Products and Services to ILAL at competitive market rates.

ILAL agrees that it will consider CleanSpark its sole and exclusive worldwide provider of power and energy solutions of any type provided that such collaboration is not prohibited by operation of law.

The exclusivity set forth in the previous paragraph is subject to CleanSpark offering its products and services at commercial quality acceptable to ILAL.

ILAL will notify CleanSpark of all opportunities for the use of CleanSpark’s Products and Services as soon as commercially feasible. Such notice shall be no longer than one month subsequent to the date in which ILAL became aware of the opportunity to utilize the product or service.

CleanSpark shall be offered a “Right of First Refusal” to sale, build, acquire, lease, or otherwise provide the products and services required to meet the needs of opportunity presented by ILAL.

Should CLEANSPARK not be able to provide the Services or declare no intention to provide said product or service in a region or property where ILAL has identified an opportunity, ILAL and CleanSpark shall mutually agree in writing that the region or property shall be declared exempt of this agreement. Such agreement shall not be unreasonably withheld.

Intended for Internal Consumption by Authorized Partners Only Confidential	Page 8

CERTAIN INFORMATION, IDENTIFIED BY [*****], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL, AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

Appendix 2: Products and Services

Summary of Products and services:

mVSO assisted project planning: SEE APPENDIX 3

mPulse DER energy manager: SEE APPENDIX 4

CleanSpark Critical Power Equipment: SEE APPENDIX 5

Grid Development Services: CleanSpark offers comprehensive engineering and consulting services to bring you’re an energy project to fruition faster. From identification of the opportunity through installation and commissioning.

Master Planning Phased and/or Community sale projects: Every successful project starts with a solid plan. CleanSpark is well versed in creating phased master plans that solve urgent issues first while remaining flexible to adapt to changing needs over time.

Electrical Engineering: Managing the complexities of any distributed energy project is a challenge. Each utility has different standards for interconnection. Different jurisdictions have varying permitting criterial. CleanSpark’s experienced engineers support a project with: Technology Specification, Permit Ready Electrical Designs, Interconnection Applications, Permitting Authority Coordination.

Project development and construction management services: CleanSpark is well-versed in all aspects of project development including: Land Rights, Development Consents, Forecasted Energy Sales Reports, Bankable Proforma Development, Debt and Equity Structuring, Project Budgeting, Tax Incentive Monetization (US markets), Operations and Maintenance Assumptions.

Installation and commissioning services: CleanSpark provides on-site installation and commissioning of energy projects worldwide. We are also able to provide training to local installers when there is repeat deployments in a location that is remote or abroad.

Intended for Internal Consumption by Authorized Partners Only Confidential	Page 9

CERTAIN INFORMATION, IDENTIFIED BY [*****], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL, AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

Appendix 3: CleanSpark Microgrid Value Stream Optimizer (mVSO) Details

Intended for Internal Consumption by Authorized Partners Only Confidential	Page 10

CERTAIN INFORMATION, IDENTIFIED BY [*****], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL, AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

Appendix 4: CleanSpark mPulse DER Energy Manager Details

CLEANSPARK

mPulse™ DER Energy Manager

SCADA
RAPID-RESPONSE CONTROL

Features

- Utility Interoperability
- Legacy Asset Integration
- Vendor-Agnostic
- Load Following
- Load Shifting
- Load Leveling
- Peak Shaving
- Energy Storage Integration
- Islanding Capability
- Real-Time Data Visualization

Patented Forecasting Enables CleanSpark to Manage Power Flow and Create the Outcomes Our Customers Care About:

Economic Optimization: Cost Savings and Revenue Generation

Earn 12-18% Internal Rates of Return on your Power System. Whatever your location, utility, or rate structure, CleanSpark's mPulse™ software maximizes Return on Investment through using lowest cost power sources at all times while remaining flexible for future over the meter opportunities.

Vendor Agnostic Integration

Power systems are expensive, reduce first costs by at least 20%. Vendor competition for high-value components such as Solar PV, Energy Storage, and Backup Generators can significantly reduce first cost and boost your project's economics.

Reputable Ecosystem of Utility Proven Hardware

Utility proven substation field servers with a 10 year warranty drive CleanSpark's software and control suite at your site along with fleet scale data services ensure your system is accessible at all times.

Flexible, Scalable, and Intelligent

mPulse™ is a massively scalable hybrid-cloud solution that puts site-specific business value into the microgrid to enable highly resilient, disconnected, intelligent site functionality while backing that functionality with cloud-honed insights drawn from not only your microgrid's own history but industry standard modeling and AI-driven forecasts.

Cyber-Secure Energy Security

Designed from the ground up with NERC's Critical Infrastructure Protection (CIP) standards and the United States Department of Defense Risk Management Framework (RMF) in mind and built upon Microsoft's Azure's platform leveraging end-to-end encryption across all data-flows.

Intended for Internal Consumption by Authorized Partners Only Confidential	Page 11

CERTAIN INFORMATION, IDENTIFIED BY [*****], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL, AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

Appendix 5: CleanSpark Critical Power Equipment

Intended for Internal Consumption by Authorized Partners Only Confidential	Page 12

CERTAIN INFORMATION, IDENTIFIED BY [*****], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL, AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

Appendix 6: Standard Price list

mPulse Controller (installation):

Mpulse Controller (full version): [*****]

MPulse LITE Controller (Lite version): [*****]

mPulse Monitoring: [*****]

Onsite commissioning/installation labor:

Onsite daily rate: [*****]

Training of third-party technicians: Determined on a case by case basis, cost is generally born by the third party.

mPulse Controller (Annual subscription):

Mpulse Controller (full version): [*****]

MPulse LITE Controller (Lite version): [*****]

mPulse Monitoring: [*****]

mVSO assisted modeling and planning:

Full energy system modeling backed by mVSO software:

Residential: [*****], per site (depending on size of residence.)

Commercial and Industrial: [*****] depending on size and scope.

Electrical Engineering services:

Hourly rate: [*****]

Fixed priced: Available upon request.

Energy Project feasibility study:

Hourly rate: [*****]

Fixed priced: Available upon request (preferred method).

Standard pricing is subject to adjustment by the parties in writing

Intended for Internal Consumption by Authorized Partners Only Confidential	Page 13